EXHIBIT 21


                        MEDTRONIC, INC. AND SUBSIDIARIES
                        --------------------------------

NAME OF COMPANY                                            JURISDICTION OF
---------------                                            ---------------
                                                           INCORPORATION
                                                           -------------
Medtronic, Inc. (Parent company)                           Minnesota
The Medtronic Foundation (non-profit corporation)          Minnesota
ABS Synectics Sarl                                         France
Bakken Research Center, B.V.                               Netherlands
Biotec International S.r.l.                                Italy
Cardiotron Medizintechnik G.m.b.H.                         Germany
CTD Synectics Ltd.                                         Hong Kong
Dantec Electronique S.A.                                   Belgium
Dantec Electronique S.A.                                   France
Dantec Elettronica Srl                                     Italy
Dantec Medical, Inc.                                       California
Dantec Medizinelektronik GmbH                              Germany
India Biomedical Investment, Ltd.                          Minnesota
India Medtronic Private Limited                            India
InStent Europe B.V.                                        Netherlands
Interamerica Medtronic, Inc.                               Illinois
Interbank Leasing                                          Colorado
International Finance C.V. (INFIN C.V.)                    Netherlands
International Medical Education Corporation                Colorado
Med Rel, Inc.                                              Minnesota
Medtronic (Africa) (Proprietary) Limited                   South Africa
Medtronic AneuRx, Inc.                                     Minnesota
Medtronic Asia, Ltd.                                       Minnesota
Medtronic Asset Managment, Inc.                            Minnesota
Medtronic Australasia Pty. Limited                         Austraila
Medtronic Avalon, Inc.                                     Delaware
Medtronic B.V.                                             Netherlands
Medtronic Belgium, S.A.                                    Belgium
Medtronic Bio-Medicus, Inc.                                Minnesota
Medtronic do Brasil Ltda.                                  Brazil
Medtronic of Canada, Ltd.                                  Canada
Medtronic Carbon Implants, Inc.                            Delaware
Medtronic CardioRhythm                                     California
Medtronic China, Ltd.                                      Minnesota
Medtronic Commercial Ltda.                                 Brazil
Medtronic Dominicana C. por A.                             Dominican Republic
Medtronic Electromedics, Inc.                              Minnesota
Medtronic Export, Inc.                                     Delaware
Medtronic Europe, N.V.                                     Belgium
Medtronic Europe S.A.                                      Switzerland
Medtronic FSC B.V.                                         Netherlands
Medtronic France S.A.                                      France
Medtronic G.m.b.H.                                         Germany
Medtronic Heart Valves, Inc.                               Minnesota
Medtronic HemoTec, Inc.                                    Colorado
Medtronic Iberica, S.A.                                    Spain
Medtronic InStent, Inc.                                    Minnesota
Medtronic InStent (Israel), Inc.                           Israel
Medtronic International, Ltd.                              Delaware
Medtronic International Technology, Inc.                   Minnesota
Medtronic Interventional Vascular, Inc.                    Delaware
Medtronic Interventional Vascular, Inc.                    Massachussetts
Medtronic Italia S.p.A.                                    Italy

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NAME OF COMPANY                                            JURISDICTION OF
---------------                                            ---------------
                                                           INCORPORATION
                                                           -------------
Medtronic Japan Co., Ltd.                                  Japan
Medtronic Latin America, Inc.                              Minnesota
Medtronic Limited                                          United Kingdom
Medtronic Medical Device Hellas S.A.                       Greece
Medtronic Mediterranean SAL                                Lebanon
Medtronic Micro Interventional Systems, Inc.               Minnesota
Medtronic Osterreich Ges.m.b.H.                            Austria
Medtronic Overseas, Inc.                                   Delaware
Medtronic PS Medical, Inc.                                 California
Medtronic Puerto Rico, Inc.                                Minnesota
Medtronic S. de R.L. de C.V.                               Mexico
Medtronic S.A.I.C.                                         Argentina
Medtronic (Shanghai) Ltd.                                  China
Medtronic (Schweiz) A.G.                                   Switzerland
Medtronic (S) Pte., Ltd.                                   Singapore
Medtronic Synectics A.B.                                   Sweden
Medtronic Treasury International, Inc.                     Minnesota
Medtronic Treasury Management, Inc.                        Minnesota
Medtronic  USA, Inc.                                       Minnesota
Medtronic de Venezuela S.A.                                Venezuela
Medtronic-Vicare AS                                        Denmark
Medtronic-Vingmed AS                                       Norway
Medtronic World Trade Corporation                          Minnesota
Medtronic Zinetics Medical, Inc.                           Utah
Omikcron Ltd.                                              Hungary
OSMED, Inc.                                                Michigan
Sentron Europe BV                                          Netherlands
Sentron Incorporated                                       Washington
Synectics-Dantec Finland OY                                Finland
Synectics-Dantec France S.A.                               France
Synectics GmbH                                             Germany
Synectics IR SA                                            Luxembourg
Synectics Medical B.V.                                     Netherlands
Synectics Medical bvba                                     Belgium
Synectics Medical Co., Ltd.                                South Korea
Synectics Medical Inc.                                     New Jersey
Synectics Medical Limited                                  United Kingdom
Synectics Medical Poland Spolka Z.O.O. (Ltd.)              Poland
Synectics Medical Srl                                      Italy
Telecardiocontrol, C.A.                                    Venezuela
Vitafin N.V.                                               Netherlands
Vitatron Austria GmbH                                      Austria
Vitatron Beheersmaatschappij B.V.                          Netherlands
Vitatron Belgium N.V.                                      Belgium
Vitatron G.m.b.H.                                          Germany
Vitatron, Incorporated                                     Delaware
Vitatron Japan Co., Ltd.                                   Japan
Vitatron Medical B.V.                                      Netherlands
Vitatron Medical Espana S.A.                               Spain
Vitatron Nederland B.V.                                    Netherlands
Vitatron N.V.                                              Netherlands
Vitatron S.A.R.L.                                          France
Vitatron Scientific B.V.                                   Netherlands
Vitatron Sweden A.B.                                       Sweden
Vitatron U.K. Limited                                      United Kingdom